UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2021, Robert Lavan, the Chief Financial Officer of Turning Point Brands, Inc. (the “Company”) notified the Company of his decision to resign, in order to join another opportunity. Mr. Lavan’s resignation was not the result of any dispute or disagreement regarding any matter relating to the Company’s operations, policies or practices.

In exchange for agreeing to remain with the Company through April 30, 2021, and assist the Company with the transition of his role, the compensation committee of the board of directors (the “Board”) agreed to provide Mr. Lavan with continued vesting of his outstanding incentive equity awards, which would have otherwise been forfeited upon leaving the Company. Mr. Lavan’s stock options will also remain exercisable until the original expiration date.

In connection with Mr. Lavan’s resignation, the Board appointed Louie Reformina, currently Chief Business Development Officer, to serve as Senior Vice President and Chief Financial Officer of the Company, beginning May 1, 2021.

Louie Reformina, 43, has served as Chief Business Development Officer since October 2020 providing strategic guidance on high-growth opportunities for the Company in branded consumer product categories. He joined the Company as Vice President of Business Development in 2019. Prior to joining the Company, Mr. Reformina spent nearly two decades in the finance and investment industry working at Point72 Asset Management, Waterfront Capital Partners, Perella Weinberg Partners and Vestar Capital Partners in various roles deploying capital across different industries. He began his career as an investment banker at Goldman Sachs & Co. Mr. Reformina holds a B.S, Summa Cum Laude, in Electrical Engineering from Cornell University and an M.B.A from Stanford Graduate School of Business where he was an Arjay Miller Scholar.

There are no family relationships between Mr. Reformina and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Reformina has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Reformina and any other person pursuant to which he was selected as an officer of the Company.

In connection with the appointment, the Company entered into an employment agreement with Mr. Reformina (the “Employment Agreement”) on March 23, 2021.

The Employment Agreement provides for an initial term of one year commencing on May 1, 2021, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days prior to the end of the applicable term.

The Employment Agreement provides for an annual base salary of $365,000, subject to adjustment by the Board of Directors, and a target annual bonus equal to 50% of annual base salary, subject to the terms and conditions of the Company’s annual bonus program in effect from time to time. Mr. Reformina will also continue to be eligible to participate in the medical, dental and 401(k) savings benefit plans offered to the Company’s similarly situated employees.

In the event that Mr. Reformina’s employment is terminated by the Company without “cause” or Mr. Reformina resigns for “good reason” (each as defined in the Employment Agreement), other than during the one-year period immediately following a “change of control” (as defined in the Employment Agreement), Mr. Reformina would be entitled to severance payments comprised of the following: (1) accrued compensation and benefits; (2) continuation of his then-current base salary for 12 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to the average annual cash bonus received by Mr. Reformina for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Reformina and his eligible dependents for 12 months.

In the event that Mr. Reformina’s employment is terminated by the Company without “cause” or Mr. Reformina resigns for “good reason” during the one-year period immediately following a “change of control”, Mr. Reformina would be entitled to severance payments comprised of the following (in lieu of any other severance payments under the Employment Agreement): (1) the accrued compensation and benefits; (2) continuation of his then-current base salary for 24 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to two-times the average annual cash bonus received by Mr. Reformina for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Reformina and his eligible dependents for 12 months. In general, the foregoing severance payments and other benefits are subject to Mr. Reformina executing and delivering a release of claims to the Company.

In the event of Mr. Reformina’s death or disability, he would be entitled to receive a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Reformina (except in the event of his death) and his eligible dependents for six months.

Pursuant to the Employment Agreement, Mr. Reformina will be subject to certain restrictive covenants, including non-competition and non-solicitation restrictions during the employment term, and for a post-termination period equal to the number of months he is entitled to receive salary continuation pursuant to the severance provisions described above.

The foregoing description is qualified by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Item 7.01	Regulation FD Disclosure

On March 23, 2021, the Company issued a press release announcing Mr. Reformina’s appointment and Mr. Lavan’s resignation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 23, 2021
10.1	Employment Agreement by and between the Company and Luis Reformina, dated as of March 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: March 24, 2021	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary